UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C., 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 17, 2003

FORTIS ENTERPRISES

(Exact name of registrant as specified in charter)

Nevada                                                  000-49634                                            88-0475756

(State of other jurisdiction of                                                     (Commission                                                                                (I.R.S. Employer

incorporation or organization)                                                    File Number)                                                                               Identification Number)

1180 Spring Centre South Blvd.

Suite 310

Altamonte Springs, Florida                                                                                        32714

(Address of Principal Executive Office)                                                                                                                                                       (Zip Code)

(407) 435-3959

(Registrant's Executive Office Telephone Number)

TEM 5. OTHER EVENTS

Consulting Agreement

    On September 17, 2003, the Registrant entered into a Consulting Agreement with Florida Catastrophe Corp. (hereinafter referred to as the "Consultant"), whereas the Consultant shall assist the Registrant with general business consulting services such as assisting the Registrant and the Registrant's Management with evaluating prospective acquisition candidate's business setup and operations, business management services and other business related services pertaining to insurance restoration services companies. Each quarter (every 3 months), the Registrant agreed to compensate and issue the Consultant a total of eighty thousand (80,000) restricted shares of the Registrant's common stock, the shares will be issued and restricted under Rule 144.

Press Release

        On September 22, 2003, the Registrant issued a press release announcing the consulting agreement with Florida Catastrophe Corp., described above. A copy of the press release is attached hereto as Exhibit 99.

EXHIBITS

10	Consulting Agreement with Florida Catastrophe Corp., dated September 17, 2003.
99	Press Release dated September 22, 2003.

______

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                        FORTIS ENTERPRISES

                                                                        By: /S/Stephen W. Carnes

                                                                              Stephen W. Carnes, President

Date: September 25, 2003